EXHIBIT 99(a)(1)(vi)

                                INSTRUCTION FORM
                      INSTRUCTIONS FOR TENDER OF SHARES OF
                              FIRSTBANK CORPORATION

      By signing this instruction form you acknowledge receipt of our letter and the enclosed Offer to Purchase, dated June 15, 2004, and the related letter of transmittal in connection with the offer by Firstbank Corporation, a Michigan corporation, to purchase shares of its common stock, no par value. Firstbank Corporation is offering to purchase up to 500,000 shares at a price of $30.00 per share, net to the seller in cash, without interest. Firstbank Corporation's offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related letter of transmittal, which, as they may be amended or supplemented from time to time, together constitute the offer.

      This will instruct us to tender to Firstbank Corporation, on your behalf, the number of shares indicated below (or if no number is indicated below, all shares) which are beneficially owned by you but registered in our name, upon the terms and subject to the conditions of the offer.

--------------------------------------------------------------------------------

      Number of shares to be tendered: _______________________________________
shares (Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.)

--------------------------------------------------------------------------------

                                    ODD LOTS
                (See Instruction 11 to the Letter of Transmittal)

      Complete this section only if you own, or are tendering on behalf of a person who owns, beneficially or of record, an aggregate of fewer than 100 shares and are tendering all of your shares. You either (check one box):

|_| are the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

|_| are a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares.

                               CONDITIONAL TENDER

      You may condition your tender of shares on Firstbank Corporation purchasing a specified minimum number of your tendered shares, all as described in Section 6 of the Offer to Purchase. Unless the minimum number of shares you indicate below is purchased by Firstbank Corporation in the offer, none of the shares you tendered will be purchased. It is your responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and you are urged to consult your own tax advisor before completing this section. Unless this box has been checked and a minimum number of shares specified, your tender will be deemed unconditional.

      |_| The minimum number of shares that must be purchased, if any are purchased, is:_____________ shares.

      If because of proration, the minimum number of shares that you designated above will not be purchased, Firstbank Corporation may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares and checked this box:

      |_| The tendered shares represent all shares held by me.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

--------------------------------------------------------------------------------

SIGN HERE:______________________________________________________________________

Signature(s):___________________________________________________________________

Print Name(s):__________________________________________________________________

Address(es):____________________________________________________________________

Area Code and Telephone Number:_________________________________________________

Taxpayer Identification or Social Security Number:______________________________

Date:___________________, 2004

--------------------------------------------------------------------------------